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                                                                   EXHIBIT 23.11


                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
The Loewen Group Inc.
Loewen Group International, Inc.



We consent to the use of our report, dated August 15, 1996, relating to the balance sheets of Neweol Investments Ltd., as defined in Note 1 to the financial statements, as at December 31, 1995 and 1994 and the related statements of operations, retained earnings, and cash flows for the years then ended, which report is included herein.


/s/ KPMG

Chartered Accountants
Vancouver, Canada
January 29, 1997